EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly Report of Rincon Resources, Inc. on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Graeme Scott, Principal Executive Officer of the Company, certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

                  (1)      the Report fully  complies with the  requirements  of
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2)      the  information   contained  in  the  Report  fairly
                           presents, in all material respects, the financial condition and result of operations of the Company.


         /s/    Graeme Scott
         Graeme Scott
         President, C.E.O., and Director
         (Principal Executive Officer)


         November 12, 2004


         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.